                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                      FAMILY STEAK HOUSES OF FLORIDA, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                  (FAMILY STEAK HOUSES OF FLORIDA, INC. LOGO)

                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             ---------------------

     You are cordially invited to attend the Annual Shareholders' Meeting to be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida 32233, on Tuesday, June 13, 2000 at 10:00 a.m. for the purpose of:

        1. Electing Directors; and

        2. Transacting such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on April 25, 2000 as the record date for determining shareholders entitled to vote at the Meeting. Only shareholders of record at the close of business on that date will be entitled to vote at the Meeting.

     The vote of every shareholder is important. Whether or not you plan to attend the Meeting, please complete the enclosed proxy and return it promptly so that your shares will be represented. Sending in your proxy will not prevent you from voting in person at the Meeting.

                                          /s/ GLEN F. CEILEY
                                          Glen F. Ceiley
                                          Chairman of the Board

Date: April 26, 2000

               (Ryan's Family Steak Houses of Florida, Inc. Logo)

                             2113 FLORIDA BOULEVARD
                          NEPTUNE BEACH, FLORIDA 32266

                             ---------------------

                                PROXY STATEMENT
                                      FOR
                      2000 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

     The solicitation of the enclosed proxy is made by and on behalf of the Board of Directors of Family Steak Houses of Florida, Inc. (the "Company") to be used at the 2000 Annual Meeting of Shareholders, which will be held at the Sea Turtle Inn, One Ocean Boulevard, Atlantic Beach, Florida, at 10:00 a.m. on Tuesday, June 13, 2000. The principal executive offices of the Company are located at 2113 Florida Boulevard, Neptune Beach, Florida 32266. The approximate mailing date of this Proxy Statement is April 26, 2000.

     The proxy may be revoked at any time before it is exercised by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. Where a choice is specified with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with such specification. If no choice is specified, such shares will be voted as hereinafter stated in this Proxy Statement.

RECORD DATE AND VOTING SECURITIES

     The Board of Directors has fixed the close of business on April 25, 2000 as the record date for determination of shareholders entitled to vote at the meeting. Holders of the Company's common stock, par value $0.01 per share (the "Common Stock") as of April 25, 2000 will be entitled to one vote for each share held, with no shares having cumulative voting rights. No other class of the Company's securities is entitled to vote at the meeting. As of April 1, 2000, the Company had outstanding 2,414,507 shares of Common Stock.

VOTING PROCEDURES

     Under Florida law and the Amended and Restated Bylaws of the Company (the "Bylaws"), a majority of shares of the Common Stock entitled to vote, represented by person or proxy, constitutes a quorum at a meeting of shareholders.

     Under the Florida Business Corporation Act, directors are elected by a plurality of the affirmative votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. Generally, other matters are approved if a quorum exists and the votes cast by the holders of the shares represented at the meeting at which a quorum is present and entitled to vote on the subject matter favoring the action exceed the votes opposing the action.

     Under Florida law, abstentions and broker non-votes have no effect on the election of directors. A broker non-vote generally occurs when a broker who holds shares in street name for a customer does not have authority to vote on certain non-routine matters under the rules of the market on which the stock is traded because the beneficial owner of the shares held in street name has not provided voting instructions on the matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND OF MANAGEMENT

     The table set forth below presents certain information regarding beneficial ownership of the Company's Common Stock (the Company's only voting security), as of April 1, 2000, by (i) each shareholder known to the Company to own, or have the right to acquire within sixty (60) days, more than five percent (5%) of the Common Stock outstanding and (ii) named executive officers of the Company, and
(iii) all officers and director nominees of the Company as a group. The shares of Common Stock beneficially owned by each director nominee are shown in the table beginning on page 4 of this Proxy Statement. All share amounts have been adjusted to reflect the results of a reverse stock split effective March 4, 1998.

                                                                  AMOUNT OF        PERCENT
NAME AND ADDRESS OF                                              COMMON STOCK        OF
BENEFICIAL OWNER                                              BENEFICIALLY OWNED    CLASS
-------------------                                           ------------------   -------
Glen F. Ceiley..............................................        734,273(1)      30.4%
  Bisco Industries, Inc.
  704 W. Southern Avenue
  Orange, CA 92865
Cerberus Partners, L.P......................................        140,000(2)       5.5%
  950 Third Ave., 20th Floor
  New York, New York 10022
Lewis E. Christman, Jr......................................         40,000(3)       1.6%
Edward B. Alexander.........................................         27,600(3)       1.1%
Jay Conzen..................................................         26,800(3)       1.1%
Kevin Pickett...............................................         10,650(3)        .4%
All Officers and Director
  Nominees as a Group (6 Persons)...........................        805,923(4)      32.5%

---------------

(1) Based on information set forth in Amendment No. 20 to Schedule 13D filed with the Securities and Exchange Commission (the "Commission") on March 23, 2000, Bisco Industries, Inc. ("Bisco") owns 561,581 shares; Glen F. Ceiley, President and a director of Bisco, owns 24,294 shares, individually; Zachary Ceiley, Mr. Ceiley's son, owns 1,300 shares; and the Bisco Industries Profit Sharing and Savings Plan (the "Bisco Plan") owns 147,098 shares. Mr. Ceiley has the sole power to vote and dispose of the shares of Common Stock he owns individually and the power to vote and to dispose of the shares owned by his son, Bisco and the Bisco Plan.
(2) Represents shares of Common Stock issuable upon the exercise of certain stock purchase warrants issued October 1, 1988 and March 14, 1995, pursuant to which the holders thereof have the right to purchase an aggregate of up to 140,000 shares for $2.00 per share. None of such shares are outstanding.
(3) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable within sixty (60) days of April 1, 2000 as follows: Lewis E. Christman, Jr., 40,000 shares; Edward B. Alexander, 27,600 shares; Jay Conzen, 25,000 shares; Kevin Pickett, 10,650 shares.
(4) Includes an aggregate 63,250 of shares of Common Stock which certain of the Company's executive officers and directors have the right to acquire immediately or within sixty (60) days upon the exercise of certain options granted pursuant to the Company's various stock option plans.

BOARD OF DIRECTORS AND STANDING COMMITTEES

     The business of the Company is under the general management of a Board of Directors as provided by the Florida Business Corporation Act. In accordance with the Bylaws of the Company, which empower the Board of Directors to appoint such committees as it deems necessary and appropriate, the Board of Directors has appointed an Audit Committee and an Executive Compensation Committee.

     The Audit Committee's basic functions are to assist the Board of Directors in discharging its fiduciary responsibilities to the shareholders and the investment community in the preservation of the integrity of the financial information published by the Company, to maintain free and open means of communication between the Company's directors, independent auditors and financial management, and to ensure the independence of the independent auditors. Currently, the members of the Audit Committee are Directors Catanzaro, Conzen and Means. The Audit Committee held one meeting during fiscal year 1999, prior to the election of current Board of Directors. All members of the Audit Committee (at that time) attended this meeting.

     The Executive Compensation Committee administers the Company's stock option plans and is responsible for granting stock options to officers and managerial employees of the Company. It is also responsible for establishing the salary and annual bonuses paid to executive officers of the Company. The current members of the Executive Compensation Committee are Directors Ceiley and Means. The Executive Compensation Committee held one meeting during fiscal year 1999. All members of the Committee attended this meeting.

     The Board of Directors held six meetings during fiscal year 1999. Mr. Ceiley and Mr. Conzen attended all six meetings. Mr. Catanzaro and Mr. Means attended the two meetings of the Board which were held after their election as directors in July 1999.

     The Board of Directors does not have a Nominating Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to his retirement from the Company in October 1999, Mr. Christman, the Company's Chief Executive Officer, served as a member of the Executive Compensation Committee. He did not participate in any discussions or decisions regarding his own compensation.

DIRECTOR COMPENSATION

     None of the director nominees are employees of the Company. Mr. Conzen is a full time paid consultant to the Company. In order to attract and retain highly qualified independent directors through an investment interest in the Company's future success, the Company enacted in l985 a non-qualified Stock Option Plan for Non-Employee Directors (the "Directors' Plan").

     Each director eligible under the Directors' Plan annually receives an option to purchase 1,800 shares of Common Stock. Typically options are granted on the first business day of each calendar year, at an option exercise price per share equivalent to a price such that the aggregate fair market value on the date of grant for all shares subject to the options exceeds the aggregate option exercise price by the amount of $l0,000. In the event the market price of the Company's stock is insufficient to provide a benefit of $10,000, the Company has historically granted additional options outside the Directors' Plan in an amount sufficient to confer a net benefit of $10,000 per director. Options granted under the Director's Plan are immediately exercisable and expire five years from the date of grant.

     On January 3, 2000 options were granted to each of the four Directors for the purchase of 1,800 shares at a purchase price of $.01 per share. The price of the stock was $.94 on January 3, 2000. Believing that the Company's stock is currently undervalued by the market, the Company elected not to grant additional options to the directors. Instead, the Company paid each director $8,312 in cash so that the total value of cash and options granted in 2000 was $10,000.

     Directors who are not employees of the Company receive a fee of $500 for each Board of Directors meeting attended. No fees are awarded directors for attendance at meetings of the Audit or Executive Compensation Committees of the Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Conzen is a member of the Company's Office of the President, which is the three-person body responsible for management of the Company. He has been a full-time consultant to the Company since August 1999 and is paid $12,500 per month for these services. In addition, in November 1999 the Board of Directors granted Mr. Conzen an option to purchase 25,000 shares of the Company's common stock at an exercise price of $2.00 per share as an incentive to maximize the Company's profitability. The price of the Company's stock on the date of this grant was $1.13.

  Matters to be Acted Upon

PROPOSAL 1:

ELECTION OF DIRECTORS

     The Board of Directors recommends that the shareholders vote for the election of the four (4) nominees listed below to serve as directors for the terms outlined below and until their successors are elected and qualified. Mr. Catanzaro and Mr. Means were elected by the shareholders at the 1999 annual meeting. Mr. Ceiley and Mr. Conzen were appointed to the Board in February 1998 and elected by the shareholders at the 1998 annual meeting. Should any one or more of the nominees become unavailable to accept nomination or election as a director, the enclosed proxy will be voted for such other person or persons as the Board of Directors may recommend, unless the Board reduces the number of directors.

                                                                          COMMON STOCK
                                                                          BENEFICIALLY
                                                                          OWNED AS OF      PERCENT OF
NAME                                BUSINESS EXPERIENCE AND AGE         APRIL 1, 2000(1)    CLASS(2)
----                                ---------------------------         ----------------   ----------
Stephen Catanzaro.................  Chief Financial Officer of Bisco          4,800             .2%
                                      Industries, Inc. since September
                                      1995. Age 47.
Glen F. Ceiley....................  President and Chief Executive           734,273           30.4%
                                      Officer of Bisco Industries, Inc.,
                                      a distributor of fasteners and
                                      electronic components since
                                      1973. Mr. Ceiley is also a
                                      director of Data I/O
                                      Corporation, a publicly held
                                      company engaged in the
                                      manufacturing of electronic
                                      equipment. Age 53.
Jay Conzen........................  Principal of Jay Conzen                  26,800            1.1%
                                      Investments (investment advisor)
                                      since October 1992. Consultant
                                      to the Company since August
                                      1999. Age 53.
William L. Means..................  Vice President of Corporate               1,800             .1%
                                      Development Of Bisco Industries,
                                      Inc. since November 1997.
                                      Director of Management
                                      Information Systems at Bisco
                                      from 1989 to 1997. Age 57.

---------------

(1) Included in such beneficial ownership are shares of Common Stock issuable upon the exercise of certain options exercisable immediately or within sixty
    (60) days of April 1, 2000, as follows: Jay Conzen, 25,000 shares.
(2) The percentages represent the total of the shares listed in the adjacent column divided by the issued and outstanding shares of Common Stock as of April 1, 2000, plus any stock options or warrants exercisable by such person within sixty (60) days following April 1, 2000.
(3) More detailed information on Mr. Ceiley's beneficial ownership is set forth in the chart entitled "Security Ownership of Certain Beneficial Owners and of Management" on page 2 of this Proxy Statement.

     There are no family relationships between any of the nominees and executive officers of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires certain officers of the Company and its directors, and persons who beneficially own more than ten percent of any registered class of the Company's equity securities, to file reports of ownership in such securities and changes in ownership in such securities with the Commission and the Company.

     Based solely on a review of the reports and written representations provided to the Company by the above referenced persons, the Company believes that during 1999 all filing requirements applicable to its reporting officers, directors and greater than ten percent beneficial owners were timely satisfied, with the exception of Messrs. Catanzaro and Means, each of whom were late filing upon their election as directors in July 1999.

REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

     The Executive Compensation Committee (the "Committee"), currently consisting of Directors Ceiley and Means, uses the following objectives as guidelines for its executive compensation decisions: to provide a compensation package that will attract, motivate and retain qualified executives; to ensure a compensation mix that focuses executive behavior on the fulfillment of annual and long-term business objectives; and to create a sense of ownership in the Company that causes executive decisions to be aligned with the best interests of the Company's shareholders.

     The Company's compensation package in 1999 for its executive officers consisted of base salary and stock option grants. The Committee determined stock option awards and salary levels for the Company's executive officers.

  General Compensation Policies

     In general, base salary levels are set at the minimum levels believed by the Company's executive officers to be sufficient to attract and retain qualified executives when considered with the other components of the Company's compensation structure.

     The Committee adjusts salary levels for executive officers based on achievement of specific annual performance goals, including personal, departmental and overall Company goals depending upon each officer's specific job responsibilities. The Committee also uses its subjective judgment, based upon such criteria as the executive's knowledge of and importance to the Company's business, willingness and ability to accomplish the tasks for which he or she was responsible, professional growth and potential, the Company's operating earnings and an evaluation of individual performance, in making salary decisions. Compensation paid to executive officers in prior years is also taken into account. No particular weighting is applied to these factors.

     The Committee may determine that the Company's financial performance and individual achievements merit the payment of annual bonuses. In recent years, no bonuses have been awarded to any officers of the Company.

     The Committee determines stock option grants to the executive officers. The Committee determines annual stock option grants to other employees based on recommendations of the Office of the President. Stock options are intended to encourage key employees to remain employed by the Company by providing them with a long term interest in the Company's overall performance as reflected by the market price of the Company's Common Stock. In making awards in 1999, the Office of the President and the Committee considered, without assigning a particular weighting, the number of options previously granted to the executive, the executive's salary, the Company's performance and the need for a long-term focus on improving shareholder value.

     The Committee will consider any federal income tax limitations on the deductibility of executive compensation in reaching compensation decisions and will seek shareholder approval where such approval will eliminate any limitations on deductibility.

  CEO Compensation

     Pursuant to an Employment Agreement entered into by the Company in December 1998, Mr. Christman received an annual salary of $130,000 in 1999 until his retirement in October 1999. After Mr. Christman's retirement, the Board then replaced the CEO position in the Company with an Office of the President, made up of executive officers Edward B. Alexander and Kevin Pickett, and director Conzen, who serves as a full-time paid consultant to the Company.

  Change in Control Payments

     Pursuant to the terms of employment agreements between the Company and four of its key executives, the Company made one-time payments of $907,500 in July 1999 upon the election of the current slate of Directors, which represented a "change in control" as defined in the employment agreements. Payments were made to Mr. Christman, Mr. Alexander and Mr. Pickett, who were executive officers of the Company, and to William Garrett, Secretary and Director of Purchasing of the Company.

                                          Respectfully Submitted,

                                          Glen F. Ceiley
                                          William Means

EXECUTIVE PAY

     The summary compensation table below sets forth a summary of the compensation earned by the Company's named executive officers from 1997 to 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG TERM COMPENSATION
                                              ANNUAL COMPENSATION             -----------------------------
                                     --------------------------------------   SECURITIES       ALL OTHER
                                                             OTHER ANNUAL     UNDERLYING     COMPENSATION
    NAME AND PRINCIPAL POSITION      YEAR   SALARY ($)(1)   COMPENSATION(2)   OPTIONS(3)        ($)(4)
    ---------------------------      ----   -------------   ---------------   -----------   ---------------
Lewis E. Christman, Jr.............  1999     $108,500          $20,000            -0-         $325,000
  President & CEO                    1998      130,000              -0-            -0-              -0-
                                     1997      130,000           20,000            -0-            1,625
Jay Conzen.........................  1999          -0-           62,500         25,000              -0-
  Office of President
Kevin Pickett......................  1999       85,400              -0-          3,500          168,500
  Vice President of Operations
  Office of President
Edward B. Alexander................  1999      101,730              -0-          3,500          251,937
  Executive Vice President
  Chief Financial Officer
  Office of President

---------------

  Explanation of Columns:

(1) Salary: Total base salary paid during the year.
(2) Other Annual Compensation: Specific forms of cash and non-cash compensation paid, awarded or earned not properly categorized as salary or bonus and designated as Other Annual Compensation under the rules and regulations of the Commission. The value of all personal benefits and perquisites received by the named executives was less than the required reporting threshold, except for automobile allowances of $20,000 paid to Mr. Christman in 1997 and 1999. This automobile allowance was paid every other year under the terms of Mr. Christman's Employment Agreement. The amount shown for Mr. Conzen represents consulting fees paid by the Company.
(3) Securities Underlying Options: Number of shares of Common Stock underlying grants of options made during the year.

(4) All Other Compensation: All other compensation that does not fall under any of the aforementioned categories. Amounts shown include Change in Control payments of $325,000 to Mr. Christman, $250,000 to Mr. Alexander and $168,500 to Mr. Pickett in 1999, and contributions to the Company's 401(k) Plan on behalf of Mr. Christman and Mr. Alexander to match a portion of their deferred contributions.

OPTION GRANTS

     The following table sets forth information concerning the number of options to purchase the Company's common stock granted to the named executive officers in 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR
                              (INDIVIDUAL GRANTS)

                                         (B)             (C)
                                      NUMBER OF    PERCENT OF TOTAL
                                     SECURITIES        OPTIONS
                                     UNDERLYING       GRANTED TO            (D)             (E)       GRANT DATE
 (A)                                   OPTIONS       EMPLOYEES IN     EXERCISE OR BASE   EXPIRATION    PRESENT
NAME                                 GRANTED (#)     FISCAL YEAR        PRICE ($/SH)        DATE       VALUE(2)
----                                 -----------   ----------------   ----------------   ----------   ----------
Edward B. Alexander................     3,500           8.6%               $1.50           11-09       $ 4,400
Kevin Pickett......................     3,500           8.6%                1.50           11-09         4,400
Jay Conzen.........................    25,000            N/A(1)             2.00           11-09        21,900

---------------

(1) Not applicable -- Mr. Conzen is not an employee of the Company. The stock option grant to Mr. Conzen was for restricted shares, not made pursuant to the Company's Employee stock option plan.
(2) In accordance with Securities and Exchange Commission ("SEC") rules, the Company calculated the dollar amounts under this column using the Black-Scholes based option valuation model. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option models require a prediction about the future movement of stock price. The valuation assumes an expected volatility of .76, a 0% dividend yield, a 10-year holding term prior to exercise, and a risk-free rate of return of 6.4%, reflecting the yield on a zero coupon U.S. Treasury security for the holding term prior to exercise of the option. The Company made no adjustment for non-transferability or risk of forfeiture. The actual value of the options, if any, will depend on the extent to which the market value of the Common Stock exceeds the exercise price of the option on the date of exercise.

OPTION EXERCISES AND YEAR-END OPTION VALUE

     The following table sets forth information concerning the number and value of unexercised options to purchase the Company's Common Stock held by the named executives at fiscal year end.

                   AGGREGATED OPTION EXERCISES IN LAST FISCAL
                        YEAR, AND YEAR-END OPTION VALUE

                                                                      NUMBER OF SECURITIES       VALUE OF
                                                                           UNDERLYING           UNEXERCISED
                                                                          UNEXERCISED          IN-THE-MONEY
                                               SHARES                  OPTIONS AT FISCAL     OPTIONS AT FISCAL
                                              ACQUIRED                    YEAR-END (#)         YEAR-END ($)
                                             ON EXERCISE    VALUE     --------------------   -----------------
                                               IN 1999     REALIZED       EXERCISABLE/         EXERCISABLE/
                                                 (#)         ($)         UNEXERCISABLE       UNEXERCISABLE(1)
                                             -----------   --------   --------------------   -----------------
Lewis E. Christman, Jr.....................      --          --               40,000/0             $0/0
Edward B. Alexander........................      --          --           27,600/3,500             $0/0
Jay Conzen.................................      --          --               25,000/0             $0/0
Kevin Pickett..............................      --          --           10,650/3,500             $0/0

---------------

(1) Market value of underlying securities at year end ($1.00 at December 29, 1999, the last trading day of the Company's fiscal year), minus the various exercise prices.

CHANGE IN CONTROL

     Upon the election of the current board of directors on July 21, 1999, a change in control took place. The persons acquiring control of the Company were Glen F. Ceiley and his affiliates: Bisco Industries, Inc. and the Bisco Industries Profit Sharing and Savings Plan (collectively, "Bisco"). The source of the consideration for acquiring such control were personal and Bisco investment funds. According to Bisco, the aggregate amount of the investment used to acquire control was $1,413,141, representing the amount of shares held by Mr. Ceiley and Bisco as of the date of the 1999 Annual Meeting of Shareholders and the acquisition cost of those shares. The basis of the change in control was the election of the Ceiley and Bisco slate of directors at the 1999 Annual Meeting of Shareholders. The percentage of voting securities of the Company now beneficially owned by Ceiley and Bisco is 30.4%. No funds were borrowed from a bank by Ceiley or Bisco for use in connection with the acquisition of control of the Company.

EMPLOYMENT AGREEMENTS

     In November 1998, the Company extended until January 26, 2000 its employment agreement with Lewis E. Christman, Jr., providing for continued base compensation of $130,000 per year, in addition to medical, disability and other benefits in accordance with Company policy, such stock options as may be granted by the Board of Directors from time to time and a bi-annual automobile allowance.

     The employment agreement also contained a change in control provision which enabled Mr. Christman to resign from the Company upon a Change in Control of the Company (as defined in such agreement) and receive termination payments equal to
2.5 times his annual salary and highest bonus amount, if any, received during the last three fiscal years as well as a prorated bonus amount based on such highest bonus earned, if any, in the last three fiscal years.

     In January 1998, the Company entered into a two-year employment agreement with its Chief Financial Officer, Edward B. Alexander and in November 1998 increased his base compensation to $100,000 per year. The agreement also provided Mr. Alexander medical, disability and other benefits in accordance with Company policy and such stock options as may be granted by the Board of Directors from time to time.

     This employment agreement also contained a change in control provision enabling Mr. Alexander to resign from the Company upon a Change in Control of the Company (as defined in such agreement) and receive termination payments equal to 2.5 times his annual salary and highest bonus amount, if any, received during the last three fiscal years as well as a prorated bonus amount based on such highest bonus earned, if any, in last three fiscal years.

     In January 1998, the Company entered into a two-year employment agreement with its Director of Operations, Kevin Pickett and in November 1998 increased his base compensation to $84,250 per year. The agreement also provided Mr. Pickett medical, disability and other benefits in accordance with Company policy and such stock options as may be granted by the Board of Directors from time to time.

     This employment agreement also contained a change in control provision enabling Mr. Pickett to resign from the Company upon a Change in Control of the Company (as defined in such agreement) and receive termination payments equal to 2 times his annual salary and highest bonus amount, if any, received during the last three fiscal years as well as a prorated bonus amount based on such highest bonus earned, if any, in last three fiscal years.

     Upon the election of the current Board of Directors by the Company's shareholders at the 1999 annual meeting, a change in control as defined in each employment agreement did occur, and the change in control payments were made to Mr. Alexander, Mr. Christman and Mr. Pickett. The new Board elected to rehire Mr. Christman, who served until his retirement in October 1999, and Mr. Alexander and Mr. Pickett, who continue to serve as officers of the Company. The employment agreements also provided that the Company continue to provide certain other benefits provided under the employment agreements to the executive officers for a period of two years following the Change in Control.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The Commission requires a five-year comparison of stock price performance of the Company with both a broad equity market index and a published industry index or peer group. The Company's total return compared with the NASDAQ market index and the Media General Restaurant Index is shown on the following graph. The Media General Restaurant Index includes 100 publicly-held restaurant companies.

     This graph assumes that $100 was invested on December 28, 1994 and all dividends were reinvested in the Company's Common Stock and the other indices. Each of the indices is weighted on a market capitalization basis at the time of each reported data point.

                                                   FAMILY STEAK HOUSE          MG RESTAURANT INDEX         NASDAQ MARKET INDEX
                                                   ------------------          -------------------         -------------------
1994                                                     100.00                      100.00                      100.00
1996                                                     277.75                      140.64                      129.71
1996                                                     222.18                      142.27                      161.18
1997                                                     211.09                      146.36                      197.16
1998                                                      66.65                      199.30                      278.08
1999                                                      71.10                      189.64                      490.46

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Audit Committee has not yet recommended to the Board of Directors an accounting firm to be engaged as independent auditor for the Company for 2000. The firm of Deloitte & Touche LLP, served as the independent accountants for the Company for the fiscal year ending December 29, 1999. That firm has served as the auditor for the Company since 1991. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting of shareholders where they will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                  PROPOSAL 2:

                                 OTHER MATTERS

     The Board of Directors is not aware of any other matters to come before the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote such proxy in accordance with their best judgment.

SHAREHOLDER PROPOSALS

     Proposals of shareholders to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company (addressed to the attention of the Secretary) not later than December 28, 2000 to be considered for inclusion in the Company's proxy materials relating to that meeting. To be submitted at the meeting, any such proposal must be a proper subject for shareholder action under the laws of the State of Florida, and must otherwise conform to applicable regulations of the Commission. Excluding shareholder proposals to be included in the Company's proxy materials, a shareholder is required to comply with the Company's Bylaws with respect to any proposal to be brought before an annual meeting. The Bylaws generally require that each written proposal be delivered to or mailed and received by the Secretary of the Company at its principal executive office not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year's annual meeting, among other conditions. The notice must include certain additional information as specified in the Bylaws.

SOLICITATION OF PROXIES

     This proxy is solicited by the Board of Directors of the Company. The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, regular employees of the Company may solicit proxies by mail, telephone, facsimile and other electronic means. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of its proxy material and Annual Report to beneficial owners of stock held in their names, and the Company will reimburse them for reasonable out-of-pocket expenses incurred with respect to such action.

                                          By Order of the Board of Directors

                                          /s/ GLEN F. CEILEY
                                          Glen F. Ceiley
                                          Chairman of the Board

Date: April 26, 2000

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN             Please mark
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF              your vote as [X]
NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED                indicated in
FOR PROPOSALS 1 AND 2.                                         this example

1. ELECTION OF DIRECTORS

             FOR all nominees                         WITHHOLD
             listed (except as                        AUTHORITY
               marked to the                       to vote for all
              contrary below)                   nominees listed below

                   [ ]                                   [ ]

Stephen Catanzaro, Glen F. Ceiley, Jay Conzen, and William L. Means

(To withhold authority to vote for any individual nominee, strike out that nominee's name)

2.  OTHER MATTERS

FOR Proxy Agents to vote in their discretion as to such other matters as may properly come before this meeting.

WITHHOLD AUTHORITY for proxy holders to vote in their discretion as to such other matters as may properly come before the meeting.

                   FOR                            WITHHOLD AUTHORITY
                   [ ]                                   [ ]


                       --------------------
                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE FOR PROPOSALS 1 AND 2
                       --------------------

The undersigned hereby revokes any proxy heretofore given with respect to said Stock and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement dated April 26, 2000.

--------------------------------------------------------------------------------
Signature(s)


--------------------------------------------------------------------------------
Signature(s)

--------------------------------------------------------------------------------
Title of Capacity


Dated ____________________________________________________________________, 2000



IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the shares are held jointly, signatures should include both names. Personal representatives, executors, guardians and others signing in a representative capacity should give full title. PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


                      FAMILY STEAK HOUSES OF FLORIDA, INC.
              2113 Florida Boulevard, Neptune Beach, Florida 32266 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appointed William A. Garrett, and Edward B. Alexander (the "Proxy Agents"), and each of them individually, the attorneys, agents, and proxies of the undersigned with full power of substitution, to vote all of the shares of stock of Family Steak Houses of Florida, Inc. (the "Company"), owned by the undersigned on April 25, 2000 at the 2000 Annual Meeting of Shareholders of the Company, to be held at 10:00 a.m. on June 13, 2000 and any adjournment thereof, with all powers that the undersigned would possess if personally present, pursuant to the following directions:

                (Continued and to be signed on the reverse side)


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE